                                                                    EXHIBIT 99.1

[NAVISITE LOGO]

CONTACTS:
Jeffrey Hodnett
NaviSite, Inc.
(978) 946-7833
jhodnett@navisite.com


NAVISITE REPORTS FOURTH QUARTER AND FISCAL YEAR 2004 FINANCIAL RESULTS
Company adds more than 400 new customers during year, posts fourth consecutive quarter and first year of profitability on an EBITDA basis, less one-time charges, and grows revenue 19%

ANDOVER, MASS. - NOVEMBER 1, 2004 - NaviSite, Inc. (Nasdaq SC: NAVI), a leading provider of managed application services and a broad range of outsourced hosting services, has reported its financial results for the fourth quarter and fiscal year ended July 31, 2004.

During fiscal year 2004, NaviSite continued to execute toward its goal of establishing a leadership position in the application services field while improving operational efficiency. Key milestones accomplished during fiscal year 2004 included:

     o Reduced net loss to $21.4 million for fiscal year 2004, as compared to a net loss of $73.6 million in fiscal year 2003;
     o Posted positive annual EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), excluding impairment and other one-time charges, for the first time in the Company's history, in the amount of $4.6 million for fiscal year 2004;
     o Completed the acquisition of Surebridge, Inc., a privately-held provider of managed application services for mid-market companies;
     o Increased fiscal year revenue, year over year, by 19% to $91.2 million for fiscal year 2004; and
     o Increased our customer base by nearly 64%, to approximately 1,150 customers.

KEY HIGHLIGHTS AND SUBSEQUENT EVENTS
The Company continued to expand its application services offerings through its June 2004 acquisition of Surebridge, Inc. Surebridge brings a portfolio of managed application and professional services targeting the mid-market, with expertise in Microsoft Business Solutions, PeopleSoft and Siebel Systems. Fiscal fourth quarter results included 52 days of revenue resulting from the acquisition and integration of the Surebridge business, contributing $6.2 million in revenue during the quarter. Additional efficiencies and synergies are expected to be achieved through the migration of the Surebridge data center and office located in Bedford, NH, which was completed during the first quarter of fiscal year 2005, and the closing of Surebridge's former headquarters, which is anticipated to be completed during the second quarter of fiscal year 2005.


In addition to these new services offerings, NaviSite has also taken significant steps to increase the size and effectiveness of its direct sales force. The Company has hired a significant number of proven veteran sales people and integrated the Surebridge sales force, increasing the quota bearing sales force from 9 at April 30, 2004 to 25 today. During the last quarter of fiscal year 2004, the Company appointed Stephen Pace, formerly of Surebridge, to oversee the sales and marketing efforts of the combined company.


In fiscal 2004, NaviSite continued to focus on growing its customer base, both organically and through acquisition. The Company added more than 400 new customers, primarily through the acquisition of



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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

Surebridge and the introduction of new application services and messaging products. Customer churn, defined as the loss of a customer or a reduction in run rate, was, excluding the top 20 customers, slightly lower than 2% per month during the fourth quarter of fiscal year 2004, as compared to 2% per month for the first three quarters of fiscal year 2004.


FOURTH QUARTER AND FISCAL 2004 FINANCIAL RESULTS
Total revenue for fiscal year 2004 increased 19% to $91.2 million, from $76.6 million in fiscal year 2003. Total revenue for the fourth quarter of fiscal year 2004 was $25.2 million, up 13% from $22.3 million in the fourth quarter of fiscal year 2003. NaviSite posted a gross profit of $21.9 million for fiscal year 2004, an increase of nearly 277% over a gross profit of $5.8 million reported for fiscal year 2003. Due to the increase in revenue, the integration of recent acquisitions, and a decrease in total cost of revenue, gross profit for the fourth quarter of fiscal year 2004 increased to $5.4 million, compared to a gross profit of $2.4 million in the fourth quarter of fiscal year 2003.


The Company decreased its net loss to $21.4 million for fiscal year 2004, as compared with a net loss of $73.6 million in fiscal year 2003. Net loss for the fourth quarter of fiscal year 2004 was $11.5 million, as compared with a net loss of $32.1 million for the fourth quarter of fiscal year 2003. Loss per share decreased to $0.85 per share for fiscal year 2004, from a loss of $6.32 per share for fiscal year 2003. NaviSite posted positive EBITDA, excluding impairment and other one-time charges, of $4.6 million for fiscal year 2004, as compared to an EBITDA loss, excluding impairment and other one-time charges, of $5.1 million for fiscal year 2003.


On September 30, 2004, an arbitrator awarded 321,880 shares of NaviSite common stock to the former shareholders of Avasta, Inc., which NaviSite acquired in February 2003. The Company recorded a charge during the fourth quarter of fiscal year 2004 in the amount of $2.4 million, which includes the value of the shares and the associated legal fees, as a result of the award.

"Fiscal year 2004 was a milestone year for NaviSite, as it represents our first full year of positive EBITDA and marked our continued successful expansion into the growing application services arena," said Arthur Becker, CEO and President of NaviSite. "Although we are enthusiastic about the potential for growth in the application services market, speculation regarding the future of Peoplesoft has led to uncertainty in forecasting the pipeline for new Peoplesoft business and thus, projecting revenues in that service line is currently a challenge. We anticipate that with the acquisition of Surebridge our first quarter revenue for fiscal year 2005 will be between $28.3 million and $28.8 million. In addition, some of the cost savings and synergies we had forecasted related to the acquisition will not be realized until the second quarter of our fiscal year 2005. As a result, we now expect EBITDA, excluding impairment and other one-time charges, in our first quarter of fiscal year 2005, the quarter ended October 31, 2004, will be between $1.0 million and $1.5 million.

The Company has substantially completed its Form 10-K for the fiscal year ended July 31, 2004. However, the Company's Form 10-K could not be filed within the prescribed period as the audit of the Company's financial statements is not complete. On October 28, 2004, the Company's independent registered public accounting firm, KPMG LLP, advised the Company that it has not completed its audit of the Company's consolidated financial statements for the year ended July 31, 2004 because it has not completed its assessment of the disclosures regarding the Company's fiscal 2004 significant acquisition of substantially all of the assets and liabilities of Surebridge, Inc., acquired on June 10, 2004. KPMG has advised the Company that it needs additional time and information to complete its audit. The Company expects to file its Form 10-K later this week.


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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

EBITDA EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). The Company believes that the non-GAAP measure of EBITDA provides investors with a useful supplemental measure of the Company's actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation, amortization and non-cash compensation. The Company also excludes impairment and other one-time charges from its non-GAAP measure, as such items may be considered to be of a non-operational nature. EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA to assist in evaluating the Company's actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation of, or as a substitute for, the Company's financial results prepared in accordance with U.S. GAAP. A table reconciling the Company's net loss, as reported, to EBITDA is included in the consolidated financial statements in this release. The Company believes that using expected EBITDA as a performance measure, together with expected net loss, will help investors better understand the Company's underlying financial performance. A table reconciling expected net loss to expected EBITDA for the first quarter of fiscal year 2005 is also included in this release.


CONFERENCE CALL SCHEDULED FOR MONDAY, NOVEMBER 1, 2004
NaviSite's Chief Financial Officer, John J. Gavin, Jr., will host a conference call to discuss NaviSite's fiscal year 2004 fourth quarter and year-end financial results at 9:00 a.m. Eastern Time, on Monday, November 1, 2004.



DATE AND TIME:       Monday, Nov. 1, 2004, 9:00 A.M. ET
CALL IN #:                   Toll free: 888.346.5716 (INTL: 404.260.5386)
DIAL IN REPLAY:      Toll Free: 888.346.3949   (INTL: 404.260.5385)
                     Enter PIN# : 110104 Enter Confirmation# : 20041027120766
                     Available 30 minutes following the conclusion of the call
WEBCAST REPLAY:                www.navisite.com/investors.cfm
                     Available 1 hour following conclusion of the call


ABOUT NAVISITE
NaviSite, Inc. (NASDAQ SC: NAVI) is a leading provider of managed application services and a broad range of outsourced hosting for middle-market organizations, which include mid-sized companies, divisions of large multi-national companies and government agencies.

Founded in 1997 and headquartered in Andover, MA, NaviSite has approximately 500 employees and offices in Syracuse, NY, Vienna, VA, Atlanta, GA, Houston, TX, San Jose, CA, and London, U.K. The Company also owns and operates 15 Internet Data Centers (14 in the US and one in London) and serves more than 1,100 customers worldwide.

                                      # # #

This release contains forward-looking statements, which address a variety of subjects including, for example, the expected future operating and financial results, including profitability, revenue growth and EBITDA, the expected benefits, capabilities and marketability of NaviSite's service offerings, NaviSite's strategic business plans for growing its customer base and increasing sales, the expected benefits, efficiencies, synergies and integration efforts of the Surebridge acquisition, and the expected financial results and growth of the combined entity. All statements other than statements of historical fact, including without limitation, those with respect to NaviSite's goals, plans and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements:
NaviSite's success, including its ability to improve its gross profit margins, improve its cash flows, expand its operations and revenue and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that financial forecasts of the Company following the Surebridge acquisition may not be achieved, including as to expected EBITDA and revenues, due to problems or unexpected costs that may arise in successfully integrating the Surebridge business


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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA
or an inability to realize expected synergies or make expected future investments in the combined businesses; NaviSite may be unable to raise the necessary funds to meet its payment obligations under the promissory notes issued to Surebridge; NaviSite's management may face strain on managerial and operational resources as they try to oversee the expanded operations; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite's acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenue; NaviSite's products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage NaviSite's financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite competes. For a detailed discussion of cautionary statements that may affect NaviSite's future results of operations and financial results, please refer to NaviSite's filings with the Securities and Exchange Commission, including NaviSite's most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management's current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.


All logos, company and product names may be trademarks or registered trademarks of their respective owners.


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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

              NAVISITE FINANCIAL TABLES FISCAL YEARS 2004 AND 2003
                                 EBITDA Summary


                                                                                           FOR THE YEAR ENDED
                                                                                 ------------------------------------
                                                                                 JULY 31, 2004          JULY 31, 2003
                                                                                 -------------         --------------
                                                                                              (UNAUDITED)
                                                                                             (IN THOUSANDS
Net loss, as reported                                                               $(21,354)             $(73,627)
Depreciation                                                                           9,106                11,390
Interest expense, net                                                                  3,055                42,552
Taxes                                                                                      1                   153
Amortization                                                                           3,792                 3,078
Non-cash compensation                                                                    473                  --
                                                                                    --------              --------
EBITDA                                                                                (4,927)              (16,454)
Impairments                                                                            6,203                 8,882
Avasta arbitration settlement                                                          2,404                  --
Severance & acquisition migration costs                                                  959                 2,494
                                                                                    --------              --------
EBITDA, excluding impairments, Avasta settlement,
severance and acquisition migration costs                                           $  4,639              $ (5,078)
                                                                                    ========              ========


                                                                                       FOR THE THREE MONTHS ENDED
                                                                                  -----------------------------------
                                                                                   JULY 31, 2004        JULY 31, 2003
                                                                                  --------------        -------------
                                                                                             (UNAUDITED)
                                                                                            (IN THOUSANDS)
Net loss, as reported                                                               $(11,536)            $(32,087)
Depreciation                                                                           2,204                3,039
Interest expense, net                                                                  1,235               23,065
Taxes                                                                                   --                    153
Amortization                                                                           1,179                1,121
Non-cash compensation                                                                    186                 --
                                                                                    --------             --------
EBITDA                                                                                (6,732)              (4,709)
Impairments                                                                            3,962                2,608
Avasta arbitration settlement                                                          2,404                 --
Severance & acquisition migration costs                                                  389                  519
                                                                                    --------             --------
EBITDA, excluding impairments, Avasta settlement,
severance and acquisition migration costs                                           $     23             $ (1,582)
                                                                                    ========             ========



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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

              NAVISITE FINANCIAL TABLES FISCAL YEARS 2004 AND 2003
                    Reconciliation of GAAP Net Loss to EBITDA

                                                           THREE MONTHS ENDING
                                                             OCTOBER 31, 2004
                                                          -----------------------
                                                          RANGE LOW    RANGE HIGH
                                                          ---------    ----------
                                                              (In thousands)
Expected Net loss                                         $(5,400)      $(4,900)
Expected Depreciation                                       2,900         2,900
Expected Interest expense, net                              1,900         1,900
Expected Amortization of intangible assets                  1,400         1,400
Expected Non-cash compensation                                200           200
                                                          -------       -------
Expected EBITDA                                           $ 1,000       $ 1,500
                                                          =======       =======



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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

              NAVISITE FINANCIAL TABLES FISCAL YEARS 2004 AND 2003
                            Statements of Operations


                                                            FOR THE THREE MONTHS ENDED               FOR THE YEAR ENDED
                                                            ---------------------------      --------------------------------
                                                            JULY 31, 2004   JULY 31, 2003    JULY 31, 2004     JULY 31, 2003
                                                            ------------    -------------    -------------     -------------
                                                                      UNAUDITED                         UNAUDITED
                                                                    IN THOUSANDS)                     (IN THOUSANDS)
Revenue                                                      $ 25,151          $ 22,339          $ 91,126          $ 75,281
Revenue, related parties                                           34              --                  46             1,310
                                                             --------          --------          --------          --------
     Total revenue                                             25,185            22,339            91,172            76,591
                                                             --------          --------          --------          --------
Cost of revenue                                                19,480            19,960            68,379            70,781
Impairment, restructuring and other                               284              --                 917              --
                                                             --------          --------          --------          --------
     Total cost of revenue                                     19,764            19,960            69,296            70,781
                                                             --------          --------          --------          --------
Gross profit                                                    5,421             2,379            21,876             5,810
                                                             --------          --------          --------          --------

Operating expense:
  Operating expense                                            12,400             9,016            35,356            27,117
   Impairment, restructuring and other                          3,678             2,608             5,286             8,882
                                                             --------          --------          --------          --------
      Total operating expenses                                 16,078            11,624            40,642            35,999
                                                             --------          --------          --------          --------
Loss from operations                                          (10,657)           (9,245)          (18,766)          (30,189)

Other income (expense):
  Interest income                                                  11               167               126               851
  Interest expense                                             (1,246)          (23,232)           (3,181)          (43,403)
  Other income (expense), net                                     357               376               468              (733)
                                                             --------          --------          --------          --------
Loss before income tax expense                                (11,535)          (31,934)          (21,353)          (73,474)
Income tax expense                                                 (1)             (153)               (1)             (153)
                                                             --------          --------          --------          --------
Net loss                                                     $(11,536)         $(32,087)         $(21,354)         $(73,627)
                                                             ========          ========          ========          ========
Basic and diluted net loss per common share                  $  (0.43)         $  (1.80)         $  (0.85)         $  (6.32)
                                                             ========          ========          ========          ========
Basic and diluted weighted average number of
 common shares outstanding                                     26,576            17,788            25,160            11,654
                                                             ========          ========          ========          ========


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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

              NAVISITE FINANCIAL TABLES FISCAL YEARS 2004 AND 2003
                                 Balance Sheets



                                                                             JULY 31, 2004    JULY 31, 2003
                                                                             -------------    -------------
                                                                                     (UNAUDITED)
                                                                                    (IN THOUSANDS)
ASSETS

Current assets:
Cash and cash equivalents                                                        $  3,195        $  3,862
Accounts receivable, less allowance for doubtful accounts of
 $2,498 and $2,030 at July 31, 2004 and 2003, respectively                         16,584          14,741
Due from related party                                                                101            --
Prepaid expenses and other current assets                                           5,967           4,011
                                                                                 --------        --------
     Total current assets                                                          25,847          22,614
Non-current assets                                                                 98,017          46,757
                                                                                 --------        --------
     Total assets                                                                $123,864        $ 69,371
                                                                                 ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts receivable financing line, net                                          $ 20,240        $  6,358
Notes payable, current portion                                                      1,551           1,211
Capital lease obligations, current portion                                          2,921           3,268
Note payable to related party                                                       3,000           3,000
Accounts payable                                                                    8,285           4,371
Accrued expenses deferred revenue and customer deposits                            26,561          20,707
                                                                                 --------        --------
     Total current liabilities                                                     62,558          38,915
Total non-current liabilities                                                      50,224          13,577
                                                                                 --------        --------
     Total liabilities                                                            112,782          52,492
Total stockholders' equity                                                         11,082          16,879
                                                                                 --------        --------
     Total liabilities and stockholders' equity                                  $123,864        $ 69,371
                                                                                 ========        ========


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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

              NAVISITE FINANCIAL TABLES FISCAL YEARS 2004 AND 2003
                            Statements of Cash Flows




                                                                            FOR THE THREE MONTHS ENDED
                                                                        -----------------------------------

                                                                        JULY 31, 2004         JULY 31, 2003
                                                                        -------------         -------------
                                                                                     UNAUDITED
                                                                                  (IN THOUSANDS)
Net cash used for operating activities                                    $ (1,907)                $ (5,447)
Net cash used for investing activities                                      (2,435)                  (6,016)
Net cash provided by financing activities                                      (93)                   7,979
                                                                          --------                 --------
Net increase (decrease) in cash                                             (4,435)                  (3,484)
Cash and cash equivalents, beginning of period                               7,630                    7,346
                                                                          --------                 --------
Cash and cash equivalents, end of period                                  $  3,195                 $  3,862
                                                                          ========                 ========


                                                                                FOR THE YEAR ENDED
                                                                        -----------------------------------
                                                                        JULY 31, 2004         JULY 31, 2003
                                                                        -------------         -------------
                                                                                     UNAUDITED
                                                                                  (IN THOUSANDS)
Net cash used for operating activities                                    $ (4,646)                $(14,549)
Net cash used for investing activities                                      (4,168)                  (5,800)
Net cash provided by financing activities                                    8,147                    2,369
                                                                          --------                 --------
Net increase (decrease) in cash                                               (667)                 (17,980)
Cash and cash equivalents, beginning of period                               3,862                   21,842
                                                                          --------                 --------
Cash and cash equivalents, end of period                                  $  3,195                 $  3,862
                                                                          ========                 ========



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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA